                                                   Exhbit 23.1

 We hereby consent to the incorporation by reference in this Form 8-K and in the Registration Statements on Form S-3 (No. 33-56965) and Form S-8 (Nos. 33-01893, 33-45900, 33-39529, 33-63732, 33-61240,
 33-61238, 33-50369 and 33-52699) of Crown Cork & Seal Company, Inc. of our report dated March 29, 1995 relating to the consolidated financial statements of CarnaudMetalbox, which report appears on page F-3 of the Proxy Statement/Prospectus (the "Proxy Statement") dated November 14, 1995 forming a part of Crown's Registration Statement on Form S-4 (No. 33-64167).




 Paris, 1st March 1996


        /s/ Arthur Andersen LLP              /s/ M.S. Moralee
            Arthur Andersen LLP                  Befec-Price Waterhouse
                                                      M.S. Moralee


                                            /s/ Claude Chevalier
                                                Claude Chevalier















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